Exhibit 99.1

FOR IMMEDIATE RELEASE

Quality Online Education Group Inc. Announces Change

To Executive Management

TORONTO, ON, January 25, 2022 / Quality Online Education Group Inc. (OTC PINK:QOEG), (the “Company”), a global provider of leading-edge online education, today announces the new appointment of Zen Zhenzheng Mao as its Chief Financial Officer and the resignation of Mr. William Wai-Hung Tam as its Chief Financial Officer, effective, January 25, 2023.

Mr. Mao previously served as Chief Financial Officer and other senior management roles in various companies in Southeast Asia and Canada including different Equity Investment Management Company and Asset Management and Investment Company. Mr. Mao has 20 years professional experience in financial management, financial planning and analysis, audit and internal control.

“I am excited to have Zhenzheng join our talented team as the CFO, working cohesively together in the new era of our growth” said Edward Wu, Chief Executive Officer of QOEG.

About Quality Online Education Group, Inc.

Quality Online Education Group, Inc. (“QOEG”), based in Canada, is a leading e-Learning company that provides comprehensive online English lessons to students around the globe. The Company is a pioneer and industry leader in providing real-time online small group classes. Our students achieve noticeable and quantifiable results by our delivery of quality education from our passionate team of teachers and teaching assistants, based in North America, South Africa and the Philippines. With our AI system, we have combined Education and Entertainment (“Edu-tainment”) as part of our teaching strategy. It is our mission to develop confidence in our students so they can reach their goals through an enjoyable yet efficient learning experience! For more information, please visit: www.qualityonline.education

Safe Harbor Statement

Safe Harbor Statement Information in this press release may contain ‘forward-looking statements. Statements describing objectives or goals or the Company’s future plans are also forward-looking statements and are subject to risks and uncertainties, including the financial performance of the Company and market valuations of its stock, which could cause actual results to differ materially from those anticipated. Forward-looking statements in this news release are made pursuant to the ‘Safe Harbor’ provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, risks relating to the ability to close transactions being contemplated, risks related to sales, acceptance of Quality Online Education Group Inc.’s products, increased levels of competition, changes, dependence on intellectual property rights and other risks detailed from time to time in Quality Online Education Group Inc., periodic reports filed with the regulatory authorities.

CONTACTS:

Quality Online Education Group Inc.
XuYe Wu, CEO
Contactus@qoeg.ca